Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

O’REILLY AUTOMOTIVE, INC.

Dated as of May 7, 2013

ARTICLE I

OFFICES

The principal office of the corporation in the State of Missouri shall be located in Springfield, Missouri. The corporation may have such other offices, either within or without the State of Missouri, as the business of the corporation may require from time to time.

The registered office of the corporation required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

Section 1.Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday after the first Sunday in May in each year, or on such other date and at such time as the Board of Directors may specify, to elect directors and transact such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient for the purpose of electing directors and for the transaction of such other business as may properly come before a special meeting of shareholders.

Section 2.Special Meetings. Special meetings of the shareholders may be held for such purpose or purposes as shall be specified in a call for such meeting made by (i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chief Executive Officer or the Chief Operating Officer, or (ii) solely to the extent required by this Article II, Section 2, by the Secretary.

 Subject to the provisions of this Article II, Section 2 and all other applicable sections of these Bylaws, a special meeting of shareholders shall be called by the Secretary of the corporation (the “Secretary”) upon written request (a “Special Meeting Request”) to the Secretary of one or more record holders of common shares of the corporation representing at least twenty-five percent (25%) of the voting power of all outstanding shares of common stock of the corporation which shares are determined to be “Net Long Shares” in accordance with this Article II, Section 2 (the “Requisite Percentage”).

For purposes of this Article II, Section 2 and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any shareholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (x) for purposes of such definition (i) the date the tender offer is first announced or otherwise made known by the bidder to holders of the security to be acquired shall instead be the date for determining and/or documenting a shareholder’s or beneficial owner’s Net Long Shares and (ii) the reference to the highest tender price shall refer to the closing sales price of the corporation’s common stock on the NASDAQ Global Select Market (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (iii) the person whose securities are the subject of the offer shall refer to the corporation and (iv) a “subject security” shall refer to the outstanding common stock of the corporation; and (y) to the extent not covered by such definition, the net long position of such holder shall be reduced by any shares as to which such person does not, at the time the Special Meeting Request is delivered to the corporation, have the right to vote or direct the vote at the Special Meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the Requesting Shareholder (as defined below) are acting in concert with the Requesting Shareholder with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be decided by the Board of Directors in its reasonable determination.

A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation. A Special Meeting Request shall only be valid if it is signed and dated by each shareholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Shareholder”), and includes (i) a statement of the specific purpose(s) of the special meeting and the matters proposed to be acted on at the special meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the Bylaws of the corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of each Requesting Shareholder; (ii) in the case of any director nominations proposed to be presented at the special meeting, the information required by Article II, Section 13 of these Bylaws, including with respect to each Requesting Shareholder; (iii) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Article II, Section 12 of these Bylaws, including with respect to each Requesting Shareholder; (iv) a representation that each Requesting Shareholder, or one or more representatives of each such shareholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (v) a representation as to whether the Requesting Shareholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the special meeting; (vi) an agreement by the Requesting Shareholders to notify the corporation promptly in the event of any decrease in the number of Net Long Shares held by the Requesting Shareholders following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction; and (vii) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the shareholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Shareholder shall promptly provide any other information reasonably requested by the corporation.

The corporation will provide the Requesting Shareholders with notice of the record date for the determination of shareholders entitled to vote at the special meeting. Each Requesting Shareholder is required to update the notice delivered pursuant to this Article II, Section 2 not later than ten (10) business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under clause (vii) of the previous paragraph, also as of a date not more than five (5) business days before the scheduled date of the special meeting as to which the Special Meeting Request relates.

In determining whether a special meeting of shareholders has been requested by shareholders holding in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been delivered to the Secretary of the corporation within sixty (60) days of the earliest dated Special Meeting Request.

A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (i) the Special Meeting Request does not comply with this Article II, Section 2; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election or removal of director(s), was presented at an annual or special meeting of shareholders held not more than twelve (12) months before the Special Meeting Request is delivered; (v) the Special Meeting Request relates to the election or removal of director(s) and the election or removal of director(s) was presented at an annual or special meeting of shareholders held not more than ninety (90) days before the Special Meeting Request is delivered; (vi) a Similar Item, including the election or removal of director(s), is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within one-hundred and twenty (120) days of the receipt by the corporation of a Special Meeting Request; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The Board of Directors shall determine in good faith whether all requirements set forth in this Article II, Section 2 have been satisfied and such determination shall be binding on the corporation and its shareholders.

Except as otherwise provided in this Article II, Section 2, a special meeting held following a Special Meeting Request shall be held at such date, time and place, within or without the State of Missouri, as may be fixed by the Board of Directors; provided, however, to the extent practicable, that the date  of any such special meeting shall be not more than ninety (90) days after the date on which valid Special Meeting Request(s) constituting the Requisite Percentage are delivered to the Secretary of the corporation.

A Requesting Shareholder may revoke a Special Meeting Request by written revocation delivered to Secretary at the principal executive offices of the corporation at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to clause (vi) of the fourth paragraph of this Article II, Section 2), there are unrevoked requests from Requesting Shareholders holding, in the aggregate, less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

If none of the Requesting Shareholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

Business transacted at any special meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request for such special meeting and (ii) any additional matters the Board of Directors determines to submit to the shareholders at such special meeting. The chairman of a special meeting shall determine all matters relating to the conduct of the special meeting, including, without limitation, determining whether to adjourn the special meeting and whether any nomination or other item of business has been properly brought before the special meeting in accordance with these Bylaws, and if the chairman should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at the special meeting.

Section 3.Place and Hour of Meeting. Every meeting of the shareholders, whether an annual or a special meeting, shall be held at ten o’clock a.m. at the principal office of the corporation or at such other place and time as (i) is specified by proper notice from the Board of Directors with respect to an annual meeting, or (ii) determined by the Secretary, upon a request as described in Section 2 of this Article II.

Section 4.Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than seventy (70) days before the date of the meeting, either personally or by mail, by or at the direction of a President or the Secretary to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. The attendance of a shareholder at any meeting shall constitute the waiver of notice of that meeting except in the case of attendance for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.Closing of Transfer Books or Fixing of Record Date. The Board of Directors of the corporation may close its stock transfer books for a period not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any change or conversion or exchange of shares shall be effective; or, in lieu thereof, may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any change or conversion or exchange of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, and to vote at, such meeting, and any adjournment of the meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any such change, conversion or exchange of shares; and the shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the shareholders entitled to notice of and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date so fixed. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

Section 6.Voting Lists. At least ten (10) days before each meeting of shareholders, the officer or agent having charge of the transfer book for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of, and the number of shares held by, each shareholder, which list, for a period of not less than ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 7.Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting, without further notice, to a date not longer than ninety (90) days from the date originally set for such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

Section 8.Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.Voting of Shares. Each outstanding share of common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Each outstanding share of preferred stock, if any, shall have the voting rights provided in the Articles or, to the extent permitted by the Articles, designated by the Board of Directors of the Corporation. Provided a quorum is present, the affirmative vote of a majority of the shares represented at a meeting and entitled to vote shall be the act of the shareholders unless the vote of a greater number of shares is required by the corporation’s Articles of Incorporation, by these Bylaws or by applicable law.

Section 10.Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares standing in the name of a partnership or unincorporated association may be voted by such person duly authorized by the terms of the partnership agreement or articles of the unincorporated association.

Shares standing in the name of a deceased person may be voted by his administrator or personal representative, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledges, and thereafter the pledgee shall be entitled to vote the shares so transferred so long as such pledgee remains the record holder thereof.

Section 11.Action Without a Meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 12.Procedures for Bringing Business Before an Annual Meeting. At any annual meeting of shareholders only such business shall be conducted, and only such proposals shall be considered, as shall have been properly brought before the meeting by the Board of Directors or by a shareholder of record who has complied with the procedures set forth in this Section 12. In addition to any other applicable requirements, for a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice (as defined in this sentence, “Timely Notice”), either by personal delivery or by United states mail, postage prepaid, to the Secretary of the corporation not less than ninety (90) days nor more than one-hundred and twenty (120) days prior to the meeting; provided, however, that if less than seventy (70) days notice or prior public disclosure of the date of such meeting has been given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the earlier of (1) the day on which notice of the date of the meeting was mailed or (2) the day on which public disclosure of the meeting was made. Said Timely Notice: shall set forth as to each matter proposed by a shareholder to be brought before an annual meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reasons for considering the proposal at the meeting; (b) the name and address of record of the shareholder making the proposal and any other shareholders known by such shareholder to be in support thereof; (c) the class and number of shares of the capital stock that are beneficially owned by the shareholder on the date of the shareholder notice and by any other shareholders known by such shareholder to be supporting the proposal on the date of the shareholder notice; and (d) any material interest of the shareholder in the proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of the shareholders except as has been properly brought before the meeting in accordance with this Section 12. The presiding officer of an annual meeting may, if the facts warrant, determine at the meeting that a shareholder proposal was not made in accordance with the foregoing procedure, and if he should make that determination, he shall so declare at the meeting and the proposal shall not be considered.

Section 13.Procedures for Nominating Directors. Only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 13 shall be eligible for election as directors of the corporation. Subject to the rights, if any, of holders of any class of capital stock of the corporation (other than its common stock) then outstanding, nominations for the election of directors may be made only by affirmative vote of a majority of the entire Board of Directors or by any shareholder of record entitled to vote generally in the election of directors who complies with the procedures set forth in this section 13. A shareholder who desires to nominate one or more persons for election as directors shall deliver Timely Notice (as defined in Section 12 of this Article II) of the shareholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation. Such notice shall set forth: (a) the name and address of record of the shareholder who intends to make the nomination; (b) the class and number of shares of the capital stock that are beneficially owned by the shareholder on the date of such notice; (c) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee; (d) a description of all arrangements or understandings between the shareholder and each nominee, and other arrangements or understandings known to the shareholder, pursuant to which the nomination or nominations are to be made by the shareholder; (e) any other information regarding each proposed nominee that would be required to be included in a proxy statement filed with the Securities and Exchange Commission; and (f) the written consent of each proposed nominee to being so named and to serve as a director of the corporation if elected. The corporation may require any proposed nominee to furnish additional information in order to determine whether the proposed nominee is qualified to serve as a director of the corporation. The presiding officer of a meeting may, if the facts warrant, determine at the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should make that determination, he shall so declare at the meeting and the defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

Section 1.General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2.Number, Election and Term. The number of directors of the corporation shall be nine (9). Commencing with the annual meeting of shareholders that is held in calendar year 2013 (the “2013 Annual Meeting”), each director shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders or until such director’s successor is duly elected and qualified, unless such director shall sooner die, resign or be removed or disqualified; provided, however, that any director in office immediately after the annual meeting of shareholders held in calendar year 2012 who was elected to hold office for a term that expires after the 2013 Annual Meeting shall continue to hold such office until the end of the term for which such director was elected, unless such director shall sooner die, resign or be removed or disqualified, and any director elected to fill a vacancy regarding such director shall be elected for the unexpired term of his predecessor in office.

Section 3.Regular Meetings. Regular meetings of the Board of Directors shall be held quarterly, one of which meetings (the “Annual Meeting”) shall occur immediately after the adjournment of each annual meeting of the shareholders; and no notice of any of such quarterly meetings, other than the promulgation at the Annual Meeting of the schedule thereof, shall be required in connection therewith in order that such quarterly meetings be duly called and validly held. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings with notice of such resolution to all directors. Any business may be transacted at a regular meeting.

Section 4.Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, a President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place in the United States, either within or without the State of Missouri, as the place for holding any special meeting of the Board of Directors called by them.

Section 5.Notice. Notice of any special meeting shall be given at least three (3) days prior to the date upon which such meeting is to be held. Such notice shall be in writing and shall be delivered to each director in person, by mail to his business address, or by telecopy, provided, however, that if the designated meeting place is without the State of Missouri, an additional five (5) days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except in the case of attendance for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6.Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting.

Section 7.Manner of Acting. The act of the majority of the directors present at a meeting of the directors at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles, by these Bylaws, or by law. Directors may participate in any meeting of the Board of Directors, or of any committee of the Board of Directors, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 8.Resignation. Any director of the corporation may resign at any time by giving written notice of such resignation to the Board of Directors, a President, or the Secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-

named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.Vacancies. A vacancy occurring in the Board of Directors for any reason shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected to fill a vacancy created by reason of an increase in the number of directors may, in the discretion of the Board of Directors, be elected for a term continuing only until the next election of directors by the shareholders.

Section 10.Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a stated salary as director or a fixed sum for attendance at each such meeting or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 11.Action Without a Meeting. Any action required or permitted to be taken at any regular or special meeting of the Board of Directors duly called upon proper notice, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Any such consent signed by all of the directors shall have the same effect as a unanimous vote at a meeting of the Board of Directors. This provision shall apply to committees of the Board of Directors, which can act with the unanimous consent of all committee members.

Section 12.Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the entire board, designate two or more directors to constitute a committee. Any such committee, to the extent provided in said resolution or resolutions, may have and exercise all of the authority of the Board of Directors in the management of the corporation; but the designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon the Board or a director by the General and Business Corporation Law of Missouri.

ARTICLE IV

OFFICERS

Section 1.Number. The officers of the corporation shall be a Chairman of the Board, a President or Presidents as may be determined by the Board of Directors pursuant to Section 6 of this Article IV, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors and any one or more of which may be designated as “Executive” or “Senior” Vice President or by any other designation), a Treasurer, a Secretary and such other officers as may be elected in accordance with the provisions of this Article. The Board of Directors, by resolution, may create the offices of one or more Assistant Treasurers and Assistant secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Each of the President and Chief Executive Officer and the President and Chief Operating Officer, acting in his capacity as President, shall have the complete authority to act on behalf of the corporation and to bind the corporation that is conferred upon either President of the corporation by these Bylaws or attributed to the president of a corporation by applicable law. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the property and affairs of the corporation as may be provided in the Bylaws, or, in the absence of such provisions, as may be determined by resolution of the Board of Directors.

Section 2.Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be hold at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.Removal. Any officer or agent may be removed with or without cause by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby. Election or appointment of an officer or agent shall not of itself create contract rights and no cause for removal need be specified in any Board resolution.

Section 4.Vacancies. A vacancy in any office for any reason, including but not limited to death, resignation, removal, or disqualification, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.The Chairman of the Board. The Chairman of the Board shall have general authority for the implementation of such corporate policy and long-range corporate objectives as directed by the Board of Directors of the corporation and shall perform such other duties as are incident to his office and are properly required of him by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. He shall be an executive officer of the corporation and shall have full authority with respect to the signing and execution of instruments and certificates for shares of the corporation.

Section 6.The President. The President shall be the Chief Executive Officer and the Chief Operating Officer of the corporation. The duties of the Chief Executive Officer shall be to serve as the principal executive and administrative officer of the corporation. The duties of the Chief Operating Officer shall be to serve as the principal officer responsible for the day-to-day management of the business, operations, and affairs of the corporation. The office of the President may be held by two persons if the Board of Directory shall so determine. The President, or either President if the same person does not serve as both the Chief Executive Officer and Chief Operating Officer, may sign, with the Secretary or Treasurer or any other proper officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, and may execute any deed, mortgage, bond, contract, or other instrument the execution of which has been authorized by the Board of Directors, except in cases where such signing or execution shall be expressly delegated by the Board of Director’s or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, and, if appropriate, in cooperation with the Chief Operating Officer or the Chief Executive Officer, as the case may be, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7.The Vice-Presidents. In the event of the death, inability or refusal to act of the President or, if there are two Presidents, in the event of the death, inability or refusal to act of both of the Presidents, first the Executive Vice-President, then the Senior Vice President, and then the Vice President or Vice Presidents (in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by either President or by the Board of Directors.

Section 8.The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such bank, trust companies or other depositories as shall be selected in accordance with the provision of Article V of these Bylaws; and (c) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9.The Secretary. The Secretary shall: (a) keep the minutes of the shareholders, and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized and required; (d) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, or as are prescribed in these Bylaws.

Section 10.Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. Any Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

Section 11.Chairman Emeritus. The Board of Directors may from time to time create the position of Chairman Emeritus, and may fill such position for such time as the Board of Directors deems proper. The Chairman Emeritus shall perform such duties as may be assigned by the Board of Directors from time to time. The Chairman Emeritus shall be entitled to receive such compensation as may be fixed from time to time by the Board of Directors. The occurrence of any event which in the case of a director would create a vacancy on the Board of Directors shall be deemed to create a vacancy in the position of Chairman Emeritus. The Board of Directors may provide that the position shall terminate upon the death of the individual initially appointed to the position and may terminate the position at any time.

Section 12.Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.Contracts. The Board of Directors may authorize one or more officers or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.Checks, Drafts, and Similar Instruments. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, in any form approved by the Board of Directors, certifying the number and class of shares of stock in the corporation owned by the shareholder, signed by the Chairman, a President, or a Vice President and by the Secretary or Treasurer or an Assistant

Secretary or Assistant Treasurer of the corporation and sealed with the seal of the corporation. If the certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile signature, or may be engraved or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be an officer, transfer agent, or registrar before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Section 2.Transfer of Stock. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon transfer, certificates evidencing ownership by the transferor of the shares being transferred shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be canceled and certificates evidencing ownership by the transferee of the shares being transferred shall thereupon be issued. Except as otherwise expressly provided by the statutes of the State of Missouri, the corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 3.Lost or Destroyed Certificates. The holder of any shares of stock of the corporation shall immediately notify the corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificates evidencing ownership of such shares. The corporation may issue a new certificate in place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate or the owner’s legal representative to give the corporation a bond in a sum and in form approved by the Board of Directors, and with a surety or sureties which the Board of Directors finds satisfactory, to indemnify the corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any certificate or the issuance of a replacement certificate. A replacement certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do. The Board of Directors may delegate to any officer or officers of the corporation any of the powers and authorities contained in this section.

Section 4.Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars which may be banks, trust companies, or other financial institutions located within or without the State of Missouri; may define the authority of such transfer agents and registrars of transfers; may require all stock certificates to bear the signature of a transfer agent or a registrar of transfers, or both; and may change or remove any such transfer agent or registrar of transfers.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be established from time to time by resolution of the Board of Directors.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles.

ARTICLE IX

SEAL

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, “Corporate Seal, Missouri.”

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of The General and Business Corporation Law of Missouri or under the provisions of the Articles, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

These bylaws may be altered, amended, or repealed and new bylaws may be adopted by a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors, provided that no bylaw may be adopted or amended so as to be inconsistent with the Articles, or the Constitution or laws of the State of Missouri.

ARTICLE XII

CONSTRUCTION

Whenever a word in the masculine gender is used in these Bylaws it shall be understood to be in or include the feminine gender when appropriate under the circumstances. These Bylaws are to be construed to be consistent with applicable law, and if such construction is not possible then the invalidity of a Bylaw or portion thereof shall not affect the validity of the other Bylaws of the corporation, which shall remain in full force and effect.

ARTICLE XIII

INDEMNIFICATION

Section 1.Action Not By or On Behalf of Corporation. The corporation shall indemnify any person (other than a party plaintiff suing on his own behalf or in the right of the corporation) who was or is a party or is threatened to be made a party to any threatened, pending or completed  action,  suit, or proceeding, whether  civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was an officer of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.Action By or On Behalf of Corporation. The corporation shall indemnify any person (other than a party plaintiff suing on such person’s own behalf or in right of the corporation) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an officer of the corporation, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3.Authorization.  Subject to any applicable court order, any indemnification of an officer required under Section 1 or 2 of this Article XIII shall be made by the corporation unless a determination is made reasonably and promptly that indemnification of said officer is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in or established pursuant to this Article XIII.  Any such determination with respect to indemnification of an officer shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

Section 4.Advancement of Expenses.  Reasonable expenses incurred by a person who is or was an officer of the corporation in defending a civil, criminal, administrative, or investigative action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of an action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in or pursuant to this Article.

Section 5.Non-Exclusive.  The indemnification provided by this Article XIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether under the corporation’s Articles of Incorporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 6.Limitation on Indemnification.  Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article XIII from or on account of such person’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Section 7.Definitions.  For the purposes of this Article XIII:

(i)References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was an officer of a constituent corporation shall stand in the same position under the provisions of this Article XIII with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

(ii)The term “fines” shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties.

Section 8.Continuation; Amendment or Repeal.  Any indemnification rights provided pursuant to this Article XIII shall continue as to a person who has ceased to be an officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.  Notwithstanding any other provision in these Bylaws, any indemnification rights arising under or granted pursuant to this Article XIII shall survive the amendment or repeal of this Article XIII with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the corporation.